ARTICLES OF INCORPORATION
                            -------------------------
                                 OF
                                 --
                  STEM CELL THERAPY INTERNATIONAL CORP.
                  -------------------------------------

FIRST.     The name of the corporation is:
------

STEM CELL THERAPY INTERNATIONAL CORP.


     SECOND.  Its  principal  office  in  the State of Nevada is located at 2050
     -------
Russett Way, Carson City, although this Corporation may maintain an office, or offices, in such other place within or without the state of Nevada as may from time to time be designated by the Board of Directors, or by the by-laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

     THIRD.     The  objects for which this Corporation is formed are: To engage
     ------
in  any  lawful  activity,  including,  but  not  limited  to  the  following:
(A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.
(B) may at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized
(C) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.
(D)     Shall  have  power  to  sue  and  be sued in any court of law or equity.
(E)     Shall  have  power  to  make  contracts.
(F) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same devise or bequest in the State of Nevada, or any other state, territory or country,
(G) Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.
(H) Shall have power to make by-laws not inconsistent with the constitution of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.
(I) Shall have power to wind up and dissolve itself, or be wound up or dissolved.
(J) Shall have power to adopt and use a common seal or stamp by the corporation on any corporate documents as necessary. The corporation may use a seal or stamp, if it desires, but such non-use shall not in any way affect the legality of the document.


(K) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable upon the happening of a specified event or events, whether secured by mortgage, pledge, or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.
(L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.
(M) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefore its capital, capital surplus, surplus, or other property  or  fund.
(N) Shall have power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.
     (0) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, or any amendment thereof.
(P) Shall have the power to make donations for the public welfare or for charitable, scientific or educational purposes.
(Q) Shall have the power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities.

     FOURTH.  That  the  voting  common  stock  authorized  may be issued by the
     -------
corporation  is FIVE HUNDRED MILLION (500,000,000) shares of stock with a normal
     -
par value of .001 per share and no other class of stock shall be authorized. Said shares with nominal or par value may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.


          FIFTH.     The  governing  body  of  the corporation shall be known as
          ------
directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall be reduced to no less than one (1). The name and post office address of the first board of Directors shall be one (1) in number and listed as follows:
                                 Tracey Padilla
                                2050 Russett Way
                              Carson City, NV 89703
     SIXTH.     The capital stock, after the amount of the subscription price,
     ------
or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.
     SEVENTH. The name and post office address of the incorporator(s) signing
     --------
the Articles of Incorporation is as follows:
                                 Tracey Padilla
                                2050 Russett Way
                            Carson City, Nevada 89703
     EIGHTH_     The resident agent for this corporation shall be:
     -------
                                   BUDGET CORP
The address of said agent and, the principal or statutory address of this corporation in the State of Nevada is.
                                2050 Russett Way
                            Carson City, Nevada 89703
NINTH.     The corporation is to have perpetual existence.
------
          TENTH.     In  furtherance  and  not  in  limitation  of  the  powers
          ------
conferred  by  statute,  the  Board  of  Directors  is  expressly  authorized:
Subject  to  the  By-Laws,  if  any,  adopted  by  the  stockholders,  to make,  alter  or  amend  the  By-Laws  of  the  Corporation.
     To  fix  the  amount  to  be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this corporation.
     By  resolution  passed  by a majority of the whole Board, to consist of one
(1) or more committees, each committee to consist of one or more directors of the corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.
When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for the purpose, or when authorize by written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the Corporation.
     ELEVENTH.      No  shareholder  shall  be  entitled as a matter of right to
     ---------
subscribe for, or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as is in its discretion it shall deem advisable.
     TWELFTH.,  No  director  or  officer of the Corporation shall be personally
     ---------
liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act of omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.
THIRTEENTH.  This Corporation reserves the right to amend, alter, change, in any
-----------
manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the Incorporator Herein before named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein are true, and accordingly have hereunto set my hand this 12th day of November, 2004,


                                                [GRAPHIC OMITED]



                                                [GRAPHIC OMITED]


                                 Tracey Padilla
BUDGET CORP does hereby accept as Resident Agent for the previously named Corporation.


                               [GRAPHIC OMITED]



                               [GRAPHIC OMITED]

     November 12, 2004 Date
     -----------------
By Tracey Padilla, President For BUDGET CORP

                             CORPORATION RECORD BOOK
                                       OF:
                      STEM CELL THERAPY INTERNATIONAL CORP,
             Registered (Statutory) Office at:
                                2050 Russett Way
                              Carson City, NV 89703
                                 Resident Agent:
                                   BUDGET CORP
                                2050 Russett Way
                              Carson City, NV 89703

                        AUTHENTICATION OF BOOK OF RECORDS
                        ---------------------------------
                                       OF
                                       --
                      STEM CELL THERAPY INTERNATIONAL CORP.
                      -------------------------------------
The undersigned, members of the first Board of Directors of STEM CELL THERAPY INTERNATIONAL CORP., a corporation duly organized and existing under the laws of the State of Nevada, on the 2nd. day of December, 2004, hereby adopt and identify this book with the records contained herein as the original record of this corporation.



                               [GRAPHIC  OMITED]



                               [GRAPHIC  OMITED]


                                             Director  Tracey  Padilla